Exhibit 99.2

AFE Recomplete 13-9 Well
Lewis & Almond Formations
Ten Mile Draw Field
Sweetwater County, Wyoming

Field Work to be done to rework 13-9 Well	AFE

3 1/2" casing 4,600' @ $15/ft.	69,000
Halliburton - cement 3 1/2" casing	30,000
Work-over rig - 7 days total	31,500
Perforate Lewis & Almond 2 zones at $15,000 per zone	30,000
Halliburton - Frac Lewis & Almond formations	210,000
Tanks, water, methanol for fracs	12,500
Coil tubing drill out bridge plug for frac separation	40,000
Weatherford - downhole drill tool rental	8,500
Well heads and set up	15,000
Tubing - 4,600' of 2 1/16" @ $7/ft. - plus trucking	35,000
Plunger lift system complete with satellite hookup	11,500
Tank battery - 2 - 300bbl tanks with walkway	15,500
Consultants - frac design and field work	40,000
Compressor shipping	7,500
Roustabout & compressor set-up	15,000
Building to house compressor	15,000
Separator - rebuild existing	7,500
Swabbing Well & flow back testers	30,000
Recycling waste water	7,500
Hotoilers	20,000
Truckers & roustabouts	55,000

Total	706,000